SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 30, 2005 (June 24, 2005)

Dean Holding Company

(Exact name of registrant as specified in charter)

Delaware	1-08262	75-2932967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 27, 2005, our parent company Dean Foods Company, a Delaware corporation (“Dean”), completed the spin-off of its indirect majority owned subsidiary TreeHouse Foods, Inc. (“TreeHouse”). Immediately prior to the spin-off, we transferred to TreeHouse the business previously conducted by our Specialty Foods Group segment and Dean transferred to TreeHouse its Mocha Mix®, Second Nature® and foodservice salad dressings businesses (collectively, the “transferred businesses”). As a result of these transactions, we no longer have a Specialty Foods Group segment. Our Dairy Group is our only remaining business.

     The spin-off was effected by means of a share dividend of the TreeHouse common stock held by Dean to its stockholders of record on June 20, 2005 (the “Record Date”). In the distribution, Dean’s stockholders received one share of TreeHouse common stock for every five shares of Dean common stock held by them on the Record Date.

     In connection with the distribution, Dean effected an internal reorganization of its subsidiary holdings whereby, among other things, we merged with and into our wholly owned subsidiary Dean Pickle and Specialty Products Company, a Wisconsin corporation (“Dean Pickle”), with Dean Pickle as the surviving entity. The merger was effected on June 23, 2005. Upon consummation of the merger, Dean Pickle changed its name to “Dean Holding Company” and assumed all of our obligations under the 8.15% Senior Notes due 2007, 6.625% Senior Notes due 2009 and 6.90% Senior Notes due 2017 issued by us. As part of the reorganization, we distributed the shares of TreeHouse owned by us to Dean as our sole stockholder by means of a share dividend on June 24, 2005.

     Further information concerning the distribution and related matters is contained in the Registration Statement on Form 10, as amended, filed by TreeHouse with the Securities and Exchange Commission on June 14, 2005.

Item 2.01 Acquisition or Disposition of Assets.

      The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

     The Unaudited Pro Forma Condensed Consolidated Financial Statements attached to this Current Report on Form 8-K as Exhibit 99.2 have been prepared giving effect to the divestiture of our Specialty Foods Group segment as if the divestiture had occurred as of March 31, 2005 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and as of January 1, 2004 for the Unaudited Pro Forma Condensed Consolidated Statements of Income. These financial statements include adjustments to reflect the restatement of our Specialty Foods Group segment as a discontinued operation as of and for the periods presented, including the push down of certain assets, liabilities and expenses previously reported in our Corporate segment specifically identifiable to our Specialty Foods Group segment.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Income have been derived from the Consolidated Financial Statements contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 17, 2005 and our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 13, 2005.

(c) Exhibits.

     See the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005	DEAN HOLDING COMPANY

	By:	/s/ Lisa N. Tyson

Lisa N. Tyson
Senior Vice President and
Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Distribution Agreement between Dean Holding Company, Dean Foods Company and TreeHouse Foods, Inc., dated June 24, 2005.

99.1	Dean Holding Company Unaudited Pro Forma Condensed Consolidated Financial Statements